Exhibit 99.1

INVENSENSE® ANNOUNCES THIRD QUARTER OF FISCAL YEAR 2016 RESULTS

SAN JOSE, California, January 27, 2016 – InvenSense Inc. (NYSE: INVN), a leading provider of MEMS sensor platforms, today announced results for its third quarter of fiscal 2016, ended December 27, 2015.

Net revenue for the third quarter of fiscal 2016 was $120.0 million, up 7 percent from $112.5 million for the second quarter of fiscal 2016, and up 4 percent from $115.9 million for the third quarter of fiscal 2015.

Gross margin determined in accordance with U.S. generally accepted accounting principles (GAAP) was 41 percent for the third quarter of fiscal 2016, consistent with 41 percent for the second quarter of fiscal 2016. GAAP gross margin for the third quarter of fiscal 2016 included stock-based compensation and related payroll taxes, and amortization of acquisition intangibles. Excluding these items, non-GAAP gross margin was 44 percent for the third quarter of fiscal 2016, consistent with 44 percent for the second quarter of fiscal 2016.

GAAP net income for the third quarter of fiscal 2016 was $1.9 million, or 2 cents per diluted share. By comparison, GAAP net income was $5.7 million, or 6 cents per diluted share for the second quarter of fiscal 2016. GAAP net income for the third quarter of fiscal 2016 included stock-based compensation and related payroll taxes, accreting interest expense on convertible notes, amortization of acquisition intangibles, business acquisition costs, other adjustments, the income tax effect of non-GAAP adjustments, and other discrete tax adjustments. Excluding these items, non-GAAP net income for the third quarter of fiscal 2016 was $16.7 million, or 18 cents per diluted share, compared with $14.9 million, or 16 cents per diluted share, for the second quarter of fiscal 2016.

The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Operations below.

Management Qualitative Comments

“Amidst the backdrop of a tumultuous business and financial environment, InvenSense posted a solid quarter,” said Behrooz Abdi, president and chief executive officer. “We maintained careful adherence to our business model, while continuing a rapid pace of innovation across our product portfolio. We also executed well to our plan of diversification, growing our revenues in a wide range of Internet of Things applications, while continuing to drive our strategic value and competitive differentiation within our mobile customer base.”

Third Quarter of Fiscal Year 2016 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook.

To listen to the conference call, please dial (530) 379-4724 ten minutes prior to the start of the call, using the passcode 24973303. International callers, please dial (877) 788-4691. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (404) 537-3406 and enter passcode 24973303. International callers please dial (855) 859-2056. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expense, certain legal and litigation expenses, business acquisition costs, amortization of acquisition-related intangible assets, accreting interest expense on convertible notes and other adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends and facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but it is not reflected in our non-GAAP measures. Also, other companies, including companies in the company’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense, earnings, stockholder return or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity, increased demand for our products and design wins contributing to revenue. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our ability to execute on our plan of diversification and our success in growing our revenues in the Internet of Things applications; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in InvenSense’s Annual Report on Form 10-K for the year ended March 29, 2015, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is the world’s leading provider of MEMS sensor platforms. The company’s patented InvenSense Fabrication Platform, MotionFusion® technology, and location software and services addresses the emerging need of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in Mobile, Wearables, Smart Home, Industrial, and Automotive products. InvenSense is headquartered in San Jose, California and has offices in Boston, China, Taiwan, Korea, Japan, France, Canada, Slovakia and Italy. More information can be found at www.invensense.com and http://www.coursaretail.com/ follow us on Twitter at @InvenSense.

©2016 InvenSense, Inc. All rights reserved. InvenSense, Sensing Everything, FireFly, SensorStudio, TrustedSensor, Coursa, Coursa Sports, Coursa Retail, UltraPrint, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, InvenSenseTV, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

leslie@greencommunicationsllc.com

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Corporate Marketing

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 27, 2015	September 27, 2015	December 28, 2014
Net revenue	$120,029	$112,545	$115,864
Costs of revenue	70,228	65,974	65,468

Gross profit	49,801	46,571	50,396
Operating expenses:
Research and development	25,690	24,991	24,391
Selling, general and administrative	14,295	15,186	15,551

Total operating expenses	39,985	40,177	39,942

Income from operations	9,816	6,394	10,454
Interest (expense)	(2,798)	(2,765)	(2,690)
Other income, net	(35)	104	(281)

Income before income taxes	6,983	3,733	7,483
Income tax provision (benefit)	5,093	(1,960)	(2,738)

Net income	$1,890	$5,693	$10,221

Net income per share:
Basic	$0.02	$0.06	$0.11

Diluted	$0.02	$0.06	$0.11

Weighted average shares outstanding used in computing net income per share:
Basic	91,957	91,574	89,779

Diluted	92,922	92,569	92,336

INVENSENSE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 27, 2015	September 27, 2015	December 28, 2014
GAAP net income	$1,890	$5,693	$10,221
Adjustments:
Stock based compensation expense	8,198	9,249	8,309
Convertible note accretion interest expense	2,034	1,999	1,886
Amortization of acquisition-related intangible assets	2,200	2,254	2,034
Business acquisition costs	198	—	1,160
Patent litigation legal expense, net	(138)	144	1,187
Income tax effect of pretax non-GAAP adjustments and other discrete tax items	2,288	(4,476)	(5,519)

Non-GAAP net income	$16,670	$14,863	$19,278

GAAP net income per share of common stock, diluted	$0.02	$0.06	$0.11

Non-GAAP net income per share of common stock, diluted	$0.18	$0.16	$0.21

GAAP Gross profit	$49,801	$46,571	$50,396
Adjustments:
Stock based compensation expense	628	587	591
Amortization of acquisition-related intangible assets	2,144	2,198	1,978

Non-GAAP Gross profit	$52,573	$49,356	$52,965

GAAP Operating Expense	$39,985	$40,177	$39,942
Adjustments:
Stock based compensation expense	7,570	8,662	7,718
Amortization of acquisition-related intangible assets	56	56	56
Business acquisition costs	198	—	1,160
Patent litigation legal expense, net	(138)	144	1,187

Non-GAAP Operating Expense	$32,299	$31,315	$29,821

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 27, 2015	March 29, 2015
Assets
Current assets:
Cash and cash equivalents	$43,877	$85,637
Short-term investments	253,342	129,919
Accounts receivable	42,529	44,522
Inventories	61,666	75,105
Prepaid expenses and other current assets	13,098	14,950

Total current assets	414,512	350,133
Property and equipment, net	37,730	41,849
Intangible assets, net	38,710	45,508
Goodwill	139,175	139,175
Other assets	9,290	9,019

Total assets	$639,417	$585,684

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,153	$23,130
Accrued liabilities	29,425	31,991

Total current liabilities	73,578	55,121
Long-term debt	148,801	142,810
Other long-term liabilities	26,548	28,252

Total liabilities	248,927	226,183

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at December 27, 2015 and March 29, 2015	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 92,320 shares issued and outstanding at December 27, 2015, 90,894 shares issued and outstanding at March 29, 2015	292,288	262,677
Accumulated other comprehensive (loss)	(362)	(4)
Retained earnings	98,564	96,828

Total stockholders’ equity	390,490	359,501

Total liabilities and stockholders’ equity	$639,417	$585,684

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	December 27, 2015	September 27, 2015	December 28, 2014
Cash flows from operating activities:
Net income	$1,890	$5,693	$10,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,303	3,195	3,047
Amortization of intangible assets	2,295	2,361	2,034
Non cash interest expense	2,033	2,000	1,907
Loss on disposal of property and equipment	—	—	131
Stock-based compensation expense	8,193	9,048	8,300
Deferred income tax assets	5,113	(1,674)	(5,237)
Tax effect of employee benefit plans	(118)	(457)	42
Changes in operating assets and liabilities:
Accounts receivable	7,905	(47)	(7,010)
Inventories	18	2,807	7,210
Prepaid expenses and other current assets	104	1,154	946
Other assets	52	(1,715)	940
Accounts payable	9,313	8,253	(4,771)
Accrued liabilities	(12,856)	2,897	94

Net cash provided by operating activities	27,245	33,515	17,854

Cash flows from investing activities:
Purchase of property and equipment	(2,280)	(1,611)	(7,665)
Sale and maturities of available-for-sale investments	43,081	56,478	14,200
Purchase of available-for-sale investments	(93,553)	(91,305)	—
Acquisitions, net of cash acquired	—	—	120

Net cash provided by (used in) investing activities	(52,752)	(36,438)	6,655

Cash flows from financing activities:
Proceeds from exercise of common stock	1,130	226	2,124
Payments contingent consideration	(1,908)	—	—

Net cash provided by (used in) financing activities	(778)	226	2,124

Net increase (decrease) in cash and cash equivalents	(26,285)	(2,697)	26,633
Cash and cash equivalents:
Beginning of period	70,162	72,859	38,424

End of period	$43,877	$70,162	$65,057